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                                                                    EXHIBIT 15.2

                       [LETTERHEAD OF ARTHUR ANDERSEN LLP]

Archstone-Smith Trust:

     We are aware that Archstone-Smith Trust has incorporated by reference in its Registration Statement File No. 333-44639-01, Charles E. Smith Residential Realty, Inc.'s Form 10-Q/A for the quarter ended March 31, 2001, which includes our report dated April 18, 2001 covering the unaudited interim financial information for the March 31, 2001 quarter only, Charles E. Smith Residential Realty, Inc.'s Form 10-Q for the quarter ended June 30, 2001, which includes our report dated July 18, 2001 covering the unaudited interim financial information contained therein, and Archstone-Smith Trust's Form 8-K dated November 30, 2001, which includes our report dated November 2, 2001 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

                                              Very truly yours,

                                              /s/ Arthur Andersen LLP